Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-4 of Rexahn Pharmaceuticals, Inc. of our report dated July 1, 2020, with respect to the financial statements of Ocuphire Pharma, Inc. included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Detroit, Michigan
December 30, 2020